EXHIBIT 10.1

SHEARSON FINANCIAL NETWORK, INC.
2007 STOCK COMPENSATION PLAN

1. Purposes

This 2007 Stock Compensation Plan (the "Plan") is intended to attract and retain the best available personnel for positions with Shearson Financial Network, Inc. or any of its subsidiary corporations (collectively, the "Company"), and to provide additional incentive to such employees and others to exert their maximum efforts toward the success of the Company. The above aims will be effectuated through the granting of certain stock options and shares of Common Stock (as defined below). Under the Plan, options may be granted which are intended to qualify as Incentive Stock Options ("ISOs") under Section 422 of the Internal Revenue Code of 1986 (the "Code") or which are not ("Non-ISOs") intended to qualify as Incentive Stock Options thereunder. The term "subsidiary corporation" shall, for the purposes of the Plan, be defined in the same manner as such term is defined in Section 424(f) of the Code and shall include a subsidiary of any subsidiary.

2. Administration of the Plan

(a) The Plan shall be administered by the Board of Directors of the Company (the "Board of Directors"), as the Board of Directors may be composed from time to time, except as provided in subparagraph (b) of this Paragraph 2. The determinations of the Board of Directors under the Plan, including without limitation as to the matters referred to in this Paragraph 2, shall be conclusive. Any determination by a majority of the members of the Board of Directors at any meeting, or by written consent in lieu of a meeting, shall be deemed to have been made by the whole Board of Directors. Within the limits of the express provisions of the Plan, the Board of Directors shall have the authority, in its discretion, to take the following actions under the Plan:

(i) to determine the individuals to whom, and the time or times at which, ISOs to purchase the Company's shares of Common Stock, par value $.001 per share ("Common Shares"), shall be granted, and the number of Common Shares to be subject to each ISO,

(ii) to determine the individuals to whom, and the time or times at which, Non-ISOs to purchase the Common Shares, shall be granted, and the number of Common Shares to be subject to each Non-ISO,

(iii) to determine the individuals to whom, and the time or times at which, Common Shares shall be issued, and the number of Common Shares to be issued (a “Stock Award”),

(iv) to determine the terms and provisions of the respective stock option agreements granting ISOs and Non-ISOs and stock award agreements granting Stock Awards (which need not be identical),

(v) to interpret the Plan,

(vi) to prescribe, amend and rescind rules and regulations relating to the Plan, and

(vii) to make all other determinations and take all other actions necessary or advisable for the administration of the Plan. In making such determinations, the Board of Directors may take into account the nature of the services rendered by such individuals, their present and potential contributions to the Company's success and such other factors as the Board of Directors, in its discretion, shall deem relevant. An individual to whom an option has been granted under the Plan is referred to herein as an "Optionee" and an individual to whom a Stock Award has been granted under the Plan is referred to herein as a “Grantee”.

(b) Notwithstanding anything to the contrary contained herein, the Board of Directors may at any time, or from time to time, appoint a committee (the "Committee") of at least two members of the Board of Directors, and delegate to the Committee the authority of the Board of Directors to administer the Plan. Upon such appointment and delegation, the Committee shall have all the powers, privileges and duties of the Board of Directors, and shall be substituted for the Board of Directors, in the administration of the Plan, except that the power to appoint members of the Committee and to terminate, modify or amend the Plan shall be retained by the Board of Directors. In the event that any member of the Board of Directors is at any time not a "disinterested person," as defined in Rule 16b- 3(c)(3)(i) promulgated pursuant to the Securities Exchange Act of 1934, the Plan shall not be administered by the Board of Directors, and may only by administered by a Committee, all the members of which are disinterested persons, as so defined. The Board of Directors may from time to time appoint members of the Committee in substitution for or in addition to members previously appointed, may fill vacancies in the Committee and may discharge the Committee. A majority of the Committee shall constitute a quorum and all determinations shall be made by a majority of its members. Any determination reduced to writing and signed by a majority of the members shall be fully as effective as if it had been made by a majority vote at a meeting duly called and held. Members of the Committee shall not be eligible to participate in this Plan.

3. Shares Subject to the Plan

(a) Share Reserve. Subject to the provisions of Section 11 relating to adjustments upon changes in the Common Stock, the Common Stock that may be issued pursuant to Options and the Common Shares issued pursuant to Stock Awards shall not exceed in the aggregate 50,000,000 shares of Common Stock.

(b) Reversion of Shares to the Share Reserve. If any Option shall for any reason expire or otherwise terminate, in whole or in part, without having been exercised in full, the shares of Common Stock not acquired under such Option shall revert to and again become available for issuance under the Plan. If the Company repurchases unvested shares acquired pursuant to an Option and/or Stock Award, the shares of Common Stock so repurchased shall revert to and again become available for issuance under the Plan.

(c) Source of Shares. The shares of Common Stock subject to the Plan may be unissued shares or reacquired shares, bought on the market or otherwise.

4. Eligibility

(a) Subject to subparagraphs (b) and (c) of this Paragraph 4, Options and/or Stock Awards may be granted to key employees, officers, directors or consultants of the Company, as determined by the Board of Directors.

(b) An ISO may be granted, consistent with the other terms of the Plan, to an individual who owns (within the meaning of Sections 422(b)(6) and 424(d) of the Code), more that ten (10%) percent of the total combined voting power or value of all classes of stock of the Company or a subsidiary corporation (any such person, a "Principal Stockholder") only if, at the time such ISO is granted, the purchase price of the Common Shares subject to the ISO is an amount which equals or exceeds one hundred ten percent (110%) of the fair market value of such Common Shares, and such ISO by its terms is not exercisable more than five (5) years after it is granted.

(c) A director or an officer of the Company who is not also an employee of the Company and consultants to the Company shall be eligible to receive Stock Awards and/or Non-ISOs but shall not be eligible to receive ISOs.

(d) Nothing contained in the Plan shall be construed to limit the right to the Board of Directors to grant an ISO and Non-ISO concurrently under a single stock option agreement so long as each Option is clearly identified as to its status. Furthermore, if an Option and/or Stock Award has been granted under the Plan, additional Options and/or Stock Awards may be granted from time to time to the Optionee or Grantee holding such Options and/or Stock Awards, and Options and/or Stock Awards may be granted from time to time to one or more employees, officers or directors who have not previously been granted Options and/or Stock Awards.

(e) To the extent that the grant of an Option results in the aggregate fair market value (determined at the time of grant) of the Common Shares (or other capital stock of the Company or any subsidiary) with respect to which Incentive Stock Options are exercisable for the first time by an Optionee during any calendar year (under all plans of the Company and subsidiary corporation) to exceed $100,000, such Options shall be treated as a Non-ISO. The provisions of this subparagraph (e) of Paragraph 4 shall be construed and applied in accordance with Section 422(d) of the Code and the regulations, if any, promulgated thereunder.

5. Terms of Options

The term of each Option granted under the Plan shall be contained in a stock option agreement between the Optionee and the Company and such terms shall be determined by the Board of Directors consistent with the provisions of the Plan, including the following:

(a) The purchase price of the Common Shares subject to each ISO shall not be less than the fair market value (or in the case of the grant of an ISO to a Principal Stockholder, not less that 110% of fair market value) of such Common Shares at the time such Option is granted. Such fair market value shall be determined by the Board of Directors and, if the Common Shares are listed on a national securities exchange or traded on the over-the-counter market, the fair market value shall be the mean of the highest and lowest trading prices or of the high bid and low asked prices of the Common Shares on such exchange, or on the over-the-counter market as reported by the NASDAQ system or the National Quotation Bureau, Inc., as the case may be, on the day on which the ISO is granted or, if there is no trading or bid or asked price on that day, the mean of the highest and lowest trading or high bid and low asked prices on the most recent day preceding the day on which the ISO is granted for which such prices are available.

(b) The purchase price of the Common Shares subject to each Non-ISO shall not be less than 85% of the fair market value of such Common Shares at the time such Option is granted. Such fair market value shall be determined by the Board of Directors in accordance with subparagraph (a) of this Paragraph 5. The purchase price of the Common Shares subject to each Non-ISO shall be determined at the time such Option is granted.

(c) The dates on which each Option (or portion thereof) shall be exercisable and the conditions precedent to such exercise, if any, shall be fixed by the Board of Directors, in its discretion, at the time such Option is granted.

(d) The expiration of each Option shall be fixed by the Board of Directors, in its discretion, at the time such Option is granted; however, unless otherwise determined by the Board of Directors at the time such Option is granted, an Option shall be exercisable for ten (10) years after the date on which it was granted (the "Grant Date"). Each Option shall be subject to earlier termination as expressly provided in Paragraph 6 hereof or as determined by the Board of Directors, in its discretion, at the time such Option is granted.

(e) Options shall be exercised by the delivery by the Optionee thereof to the Company at its principal office, or at such other address as may be established by the Board of Directors, of written notice of the number of Common Shares with respect to which the Option is being exercised accompanied by payment in full of the purchase price of such Common Shares. Payment for such Common Shares may be made (as determined by the Board of Directors) (i) in cash, (ii) by certified check or bank cashier's check payable to the order of the Company in the amount of such purchase price, (iii) by a promissory note issued by the Optionee in favor of the Company in the amount equal to such purchase price and payable on terms prescribed by the Board of Directors, which provides for the payment of interest at a fair market rate, as determined by the Board of Directors, (iv) by delivery of capital stock to the Company having a fair market value (determined on the date of exercise in accordance with the provisions of subparagraph (a) of this Paragraph 5) equal to said purchase price, or (v) by any combination of the methods of payment described in clauses (i) through (iv) above.

(f) An Optionee shall not have any of the rights of a stockholder with respect to the Common Shares subject to his Option until such shares are issued to him upon the exercise of his Option as provided herein.

(g) No Option shall be transferable, except by will or the laws of descent and distribution, and any Option may be exercised during the lifetime of the Optionee only by him. No Option granted under the Plan shall be subject to execution, attachment or other process.

6. Term of Stock Awards.

The term of each Stock Award granted under the Plan shall be contained in a stock award agreement between the Grantee and the Company and such terms shall be determined by the Board of Directors consistent with the provisions of the Plan, including the following:

(a) A Grantee shall have the rights of a stockholder with respect to the Common Shares issued pursuant to his Stock Award.

(b)No Stock Award shall be transferable, except by will or the laws of descent and distribution. No Stock Award granted under the Plan shall be subject to execution, attachment or other process.

7. Death or Termination of Employment

(a) If employment or other relationship of an Optionee or Grantee with the Company shall be terminated voluntarily by the Optionee or Grantee and without the consent of the Company or for "Cause" (as hereinafter defined), and immediately after such termination such Optionee or Grantee shall not then be employed by the Company, any Options or unvested or deferred stock awards granted to such Optionee or Grantee, respectively, to the extent not theretofore exercised or vested shall expire forthwith. For purposes of the Plan, "Cause" shall mean "Cause" as defined in any employment agreement ("Employment Agreement") between Optionee or Grantee and the Company, and, in the absence of an Employment Agreement or in the absence of a definition of "Cause" in such Employment Agreement, "Cause" shall mean (i) any continued failure by the Optionee or Grantee to obey the reasonable instructions of the President or any member of the Board of Directors, (ii) continued neglect by the Optionee or Grantee of his duties and obligations as an employee of the Company, or a failure to perform such duties and obligations to the reasonable satisfaction of the President or the Board of Directors, (iii) willful misconduct of the Optionee or Grantee or other actions in bad faith by the Optionee or Grantee which are to the detriment of the Company, including without limitation commission of a felony, embezzlement or misappropriation of funds or commission of any act of fraud or (iv) a breach of any material provision of any Employment Agreement not cured within 10 days after written notice thereof.

(b) If such employment or other relationship shall terminate other than (i) by reason of death, (ii) voluntarily by the Optionee or Grantee and without the consent of the Company, or (iii) for Cause, and immediately after such termination such Optionee or Grantee shall not them be employed by the Company, any Options granted to such Optionee or any unvested or deferred Stock Awards granted to such Grantee may be exercised or may vest at any time within three months after such termination, subject to the provisions of subparagraph (d) of this Paragraph 7. After such three-month period, the unexercised Options or any unvested or deferred Stock Awards shall expire. For the purposes of the Plan, the retirement of an Optionee or Grantee either pursuant to a pension or retirement plan adopted by the Company or on the normal retirement date prescribed from time to time by the Company, and the termination of employment as a result of a disability (as defined in Section 22(e) (3) of the Code) shall be deemed to be a termination of such Optionee's or Grantee’s employment or other relationship other than voluntarily by the Optionee or Grantee or for Cause.

(c) If an Optionee or Grantee dies (i) while employed by, or engaged in such other relationship with, the Company or (ii) within three months after the termination of his employment or other relationship other than voluntarily by the Optionee or Grantee and without the consent of the Company or for Cause, any options granted to such Optionee or any unvested or deferred Stock Awards may be exercised or may vest at any time within twelve months after such Optionee's or Grantee’s death, subject to the provisions of subparagraph (d) of this Paragraph 7. After the three month period, the unexercised Options or any unvested or deferred Stock Awards shall expire.

(d) An Option or Stock Award may not be exercised or granted pursuant to this paragraph 7 except to the extent that the Optionee or Grantee was entitled to exercise the Option or receive the Stock Award at the time of termination of employment or such other relationship, or death, and in any event may not be exercised after the expiration of the earlier of (i) the term of the Option or Stock Award or (ii) ten (10) years from the date the Option or Stock Award was granted, or five (5) years from the date an ISO or Stock Award was granted if the Optionee or Grantee was a Principal Stockholder at that date.

8. Leave of Absence.

For purposes of the Plan, an individual who is on military or sick leave or other bona fide leave of absence (such temporary employment by the United States or any state government) shall be considered as remaining in the employ of the Company for 90 days or such longer period as shall be determined by the Board of Directors.

9. Option Adjustments.

Adjustments upon Changes in Stock.

(a) Capitalization Adjustments. If any change is made in the stock subject to the Plan, or subject to any Option, without the receipt of consideration by the Company (through merger, consolidation, reorganization, recapitalization, reincorporation, stock dividend, dividend in property other than cash, stock split, liquidating dividend, combination of shares, exchange of shares, change in corporate structure or other transaction not involving the receipt of consideration by the Company), the Plan will be appropriately adjusted in the class(es) and maximum number of securities subject both to the Plan pursuant to subsection 4(a) and to the nondiscretionary Options specified in Section 5, and the outstanding Options will be appropriately adjusted in the class(es) and number of securities and price per share of stock subject to such outstanding Options. The Board shall make such adjustments, and its determination shall be final, binding and conclusive. (The conversion of any convertible securities of the Company shall not be treated as a transaction "without receipt of consideration" by the Company.)

(b) Change in Control. In the event of: (1) a dissolution, liquidation, or sale of all or substantially all of the assets of the Company; (2) a merger or consolidation in which the Company is not the surviving entity; or (3) a reverse merger in which the Company is the surviving entity but the shares of Common Stock outstanding immediately preceding the merger are converted by virtue of the merger into other property, whether in the form of securities, cash or otherwise (individually, a "Change in Control"), then the vesting of outstanding Options shall be accelerated fifty percent (50%) prior to such Change in Control and the Options terminated if not exercised after such acceleration and at or prior to such Change in Control.

(c) Securities Acquisition. In the event of (i) any consolidation or merger of the Company with or into any corporation or other entity or person, or any other reorganization, in which the stockholders of the Company immediately prior to such consolidation, merger or reorganization, own less than fifty (50%) of the surviving entity's voting power immediately after such consolidation, merger or reorganization, (ii) any transaction or series of related transactions to which the Company is a party in which in excess of fifty percent (50%) of the Company's voting power is transferred, or (iii) a sale, lease or other disposition of all or substantially all of the assets of the Company, then the vesting of outstanding Options shall be fully accelerated.

10. Further Conditions of Exercise.

(a) Unless prior to the exercise of an Option or the vesting of a Stock Award the Common Shares issuable upon such exercise or granted pursuant to a Stock Award are the subject of a registration statement filed with the Securities and Exchange Commission pursuant to the Securities Act of 1933, as amended (the "Securities Act"), and there is then in effect a prospectus filed as part of such registration statement meeting the Requirements of Section 10(a)(3) of the Securities Act, the notice of exercise with respect to such Option or any purchase or other stock acquisition pursuant to a Stock Award shall be accompanied by a representation or agreement of the individual exercising the Option or the individual acquiring Common Shares to the Company to the effect that such shares are being acquired for investment only and not with a view to the resale or distribution thereof, or such other, documentation as may be required by the Company, unless, in the opinion of counsel to the Company, such representation, agreement or documentation is not necessary to comply with the Securities Act.

(b) Anything in the Plan to the contrary notwithstanding, the Company shall not be obligated to issue or sell any Common Shares until they have been listed on each securities exchange or the over the counter market on which the Common Shares may then be listed or trade and until and unless, in the opinion of counsel to the Company, the Company may issue such shares pursuant to a qualification or an effective registration statement, or an exemption from registration, under such state and federal laws, rules or regulations as such counsel may deem applicable. The Company shall use reasonable efforts to effect such listing, qualification and registration, as the case may be.

11. Termination, Modification and Amendment

(a) The Plan (but not Options or Stock Awards previously granted under the Plan) shall terminate ten (10) years from the earlier of the date of its adoption by the Board of Directors or the date on which the Plan is approved by the affirmative vote of the holders of a majority of the outstanding shares of capital stock of the Company entitled to vote thereon, and no Option or Stock Award shall be granted after termination of the Plan.

(b) The Plan may at any time be terminated and from time to time be modified or amended by the affirmative vote of the holders of a majority of the outstanding shares of the capital stock of the Company present, or represented, and entitled to vote at a meeting duly held in accordance with the applicable laws of the State of Nevada.

(c) The Board of Directors of the Company may at any time terminate the Plan or from time to time make such modifications or amendments of the Plan as it may deem advisable; provided, however, that the Board of Directors shall not (i) modify or amend the Plan in any way that would disqualify any ISO issued pursuant to the Plan as an Incentive Stock Option or (ii) without approval by the affirmative vote of the holders of a majority of the outstanding shares of the capital stock of the Company present, or represented, and entitled to vote at a meeting duly held in accordance with the applicable laws of the State of Nevada, increase (except as provided by Paragraph 9) the maximum number of Common Shares as to which Options or Stock Awards may be granted under the Plan or change the class of persons eligible to receive Options or Stock Awards under the Plan, including any increase in the number of shares available for issuance under the Plan pursuant to the Evergreen provisions set forth in Paragraph 3(b) of the Plan, as amended.

(d) No termination, modification or amendment of the Plan may adversely affect the rights conferred by any Options or Stock Awards without the consent of the Optionee or Grantee thereof.

12. Effectiveness of the Plan

The Plan shall become effective upon adoption by the Board of Directors. The Plan shall be subject to approval by the affirmative vote of the holders of a majority of the outstanding shares of the capital stock of the Company entitled to vote thereon within one year following adoption of the Plan by the Board of Directors, and all Options or Stock Awards granted prior to such approval shall be subject thereto. In the event such approval is withheld, the Plan and all Options or Stock Awards which may have been granted thereunder shall become null and void.

13. Not a Contract of Employment

Nothing contained in the Plan or in any stock option or stock award agreement executed pursuant hereto shall be deemed to confer upon any individual to whom an Option is or may be granted hereunder any right to remain in the employ of, or in another relationship with, the relationship with, the Company.

14. Miscellaneous

(a) Nothing contained in the Plan or in any stock option or stock award agreement executed pursuant hereto shall be deemed to confer upon any individual to whom an Option is or may be granted hereunder any right to remain in the employ of, or other relationship with, the Company.

(b) If an Option or Stock Award has been granted under the Plan, additional Options or Stock Awards may be granted from time to time to the Optionee or Grantee, and Options or Stock Awards may be granted from time to time to one or more individuals who have not previously been granted Options or Stock Awards.

(c) Nothing contained in the Plan shall be construed to limit the right of the Company to grant Options or Common Stock otherwise than under the Plan in connection with the acquisition of the business and assets of any corporation, firm, person or association, including options or Common Stock granted to employees thereof who become employees of the Company, nor shall the provisions of the Plan be to limit the right of the Company to grant options or Common Stock otherwise than under the Plan for other proper corporate purposes.

(d) The Company shall have the right to require the Optionee or Grantee to pay the Company the cash amount of any taxes the Company is required to withhold in connection with the exercise of an Option or the sale of the Common Stock issued pursuant to a Stock Award.

(e) No award under this Plan shall be taken into account in determining an Optionee's or Grantee’s compensation for purposes of an employee benefit plan of the Company.